SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2015

Date of Report

(Date of Earliest Event Reported)

POWERDYNE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53259	20-5572576
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Jefferson Place

100 Jefferson Boulevard, Suite 200

Warwick, Rhode Island 02888-3849

(Address of Principal Executive Offices)

401/739-3300

(Registrant’s Telephone Number)

ITEM 1.01	Entry Into A Material Definitive Agreement

On March 11, 2015 Powerdyne International, Inc. (the “Company”) finalized its negotiations with Farmacia Brisas del Mar, a corporation organized under the laws of Puerto Rico (the “Lessee”), and the Company and the Lessee have entered into a five-year contract to lease power generating equipment to Lessee based upon power consumption. In addition, the custom designed system will also provide cogeneration capabilities with the addition of chillers to support the air conditioning demands. The agreement provides for a payment to the Company of a monthly fee equal to the greater of a set monthly base rate or a monthly base rate plus an additional amount based on kilowatt wattage. The agreement provides for termination only in the event of nonperformance by the Company unless Lessee pays all payments due for the remainder of the term. The agreement contains representation and warranties, default provisions and indemnification provisions typical for agreements of this type.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

POWERDYNE INTERNATIONAL, INC

Date: March 11, 2015	By:	/s/Arthur M. Read, II
Arthur M. Read, II Executive Vice-President and General Counsel

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